UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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FOX FACTORY HOLDING CORP.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement if other than Registrant)

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Fox Factory Holding Corp.
915 Disc. Drive
Scotts Valley, CA 95066
(831) 274-8336

SUPPLEMENT TO PROXY STATEMENT
2016 ANNUAL MEETING OF STOCKHOLDERS
This proxy statement supplement, dated April 26, 2016 (the “Supplement”) supplements the definitive proxy statement (the “Proxy Statement”) of Fox Factory Holding Corp. (the “Company”) filed with the Securities and Exchange Commission on March 24, 2016, relating to the Company’s Annual Meeting of Stockholders to be held on May 5, 2016.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 5, 2016: This Supplement, the Proxy Statement, the proxy card form, this Notice of Internet Availability of Proxy Materials and our Annual Report on Form 10-K are available at www.proxyvote.com. Enter the 12-digit control number located on the Notice or proxy card to access such materials.
The purpose of this Supplement is to (i) delete the inadvertent inclusion of the third sentence in footnote (1) to the table under the section “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” to clarify that the shares held by the beneficial owner referenced in this footnote are no longer pledged to any person, and (ii) add footnote (14) to such table for further clarification. All other items of the Proxy Statement remain unchanged. The table and related footnotes, on pages 29-30 of the Proxy Statement, after correction of the error and additional disclosure, are as follows:

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner and Management	Number	Percentage
5% Beneficial Owners
Compass Group Diversified Holdings LLC, Sixty One Wilton Road, Second Floor, Westport, CT 06880 (1)	12,108,718	33.1%
Frontier Capital Management Co., LLC, 99 Summer Street, Boston, MA 02110 (2)	2,973,266	8.1%
Directors and Officers (3)
Larry L. Enterline (4)	899,428	2.4%
Robert C. Fox, Jr. (5)	2,765,657	7.6%
William H. Katherman (6)	47,329	*
Thomas Wittenschlaeger (7)	56,250	*
Joseph Hagin (8)	42,488	*
Dudley Mendenhall (9)	17,670	*
Carl Nichols (10)	35,009	*
Elias Sabo (11)	12,326,476	33.7%
Ted Waitman (12)	8,380	*
All current executive officers and directors as a group (13 persons ) (13)(14)	17,433,241	46.2%
* Less than 1%

(1)
This information is based on a Schedule 13G/A filed by Compass Group Diversified Holdings on February 13, 2015. Compass Group Diversified Holdings LLC’s address is Sixty One Wilton Road, Second Floor, Westport, CT 06880.

(2)
This information is based on a Schedule 13G filed by Frontier Capital Management Co., LLC on February 11, 2016. Frontier Capital Management Co., LLC has sole voting power of 1,656,618 shares. Frontier Capital Management Co., LLC’s address is 99 Summer Street, Boston, MA 02110.

(3)
The information provided in this table is based on the Company’s records and information supplied by the officers and the directors. Except as set forth in the footnotes to this table, the business address of each director and officer listed is c/o Fox Factory Holding Corp., 915 Disc Drive, Scotts Valley, CA 95066.

(4)
Consists of 147,578 shares of our common stock held directly by Mr. Enterline; 159,659 shares of our common stock held by Vulcan Holdings, Inc.; and options to purchase 592,191 shares of our common stock. Mr. Enterline is the Chief Executive Officer and owns all of the capital stock of Vulcan Holdings, Inc. He is also the Chief Executive Officer of our Company and serves on our Board.

(5)	This information is based on a Schedule 13G/A filed by Mr. Fox on February 17, 2015.

(6)	Consists of 10,169 shares of our common stock held directly by Mr. Katherman and options to purchase 37,160 shares of our common stock. Mr. Katherman is our Senior Vice President, Global Operations.

(7)	Consists of 56,250 shares of our common stock held directly by Mr. Wittenschlaeger. Mr. Wittenschlaeger is our Vice President and General Manager, Power Vehicles Division.

(8)	Consists of 33,198 shares of our common stock held directly by Mr. Hagin and options to purchase 9,290 shares of our common stock. Mr. Hagin serves on our board of directors.

(9)	Consists of 8,380 shares of our common stock held directly by Mr. Mendenhall and options to purchase 9,290 shares of our common stock. Mr. Mendenhall serves on our board of directors.

(10)	Consists of 28,506 shares of our common stock held directly by Mr. Nichols and options to purchase 6,503 shares of our common stock. Mr. Nichols serves on our board of directors.

(11)
Consists of 217,758 shares of our common stock held directly by Mr. Sabo and 12,108,718 shares of our common stock held by Compass Group Diversified Holdings LLC, a Delaware limited liability company, of which Compass Diversified Holdings, a Delaware statutory trust, is parent. Compass Group Management LLC, a Delaware limited liability company, is the manager of Compass Diversified Holdings. Mr. Sabo is a founding partner at Compass Group Management LLC, and may be deemed to share voting and dispositive power over the shares held by Compass Group Diversified Holdings LLC. Mr. Sabo disclaims any beneficial ownership of these shares except to the extent of his pecuniary interest therein, if any. The address of Compass Group Diversified Holdings LLC is Sixty One Wilton Road, Second Floor, Westport, CT 06880.

(12)	Consists of 8,380 shares of our common stock held directly by Mr. Waitman. Mr. Waitman serves on our board of directors.

(13)
Consists of shares included under “Directors and Officers”; 154,174 shares of our common stock and options to purchase 106,231 shares of our common stock held directly by our Chief Financial Officer (Zvi Glasman); 92,900 shares of our common stock held by the Zvi and Marlise Glasman Family Trust, of which Mr. Glasman is a trustee; 424,927 shares of our common stock and options to purchase 105,720 shares of our common stock held directly by Mario Galasso, our President, Business Divisions; 16,929 shares of our common stock and options to purchase 224,843 shares of our common stock held directly by John Boulton, our Senior Vice President, Office of Strategic Business Development; and 34,836 shares of our common stock and options to purchase 73,994 shares of our common stock held directly by Wesley Allinger, our Vice President and General Manager, Bicycle Division.

(14)
Per the Company’s policy, officers and directors of the Company are required to obtain prior written approval from a compliance officer, Zvi Glasman or David Haugen, before holding securities of the Company in a margin account or pledging securities of the Company as collateral for a loan.